Exhibit 23.2
                          [ROWLES & COMPANY LETTERHEAD]

Board of Directors
Glen Burnie Bancorp

         We hereby consent to the incorporation by reference of our report on the consolidated financial statements of Glen Burnie Bancorp as of December 31, 1995 and for the two years then ended into the Company's Registration Statements on Form S-8 and S-3 (SEC File Nos. 33-62280 and 33-62278).

                                                   ROWLES & COMPANY, LLP

August 29, 1997